Exhibit 99.1

Semler Reports Second Quarter and First Half 2018 Financial Results

Continued Growth in Revenues and Earnings

San Jose, Cal. – July 31, 2018 – Semler Scientific, Inc. (OTCQB: SMLR), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers, today reported financial results for the three and six months ended June 30, 2018.

“We believe that the achievement of healthier clinical outcomes for their patients is motivating healthcare providers to increase use of our products,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler Scientific. “Our customer base is expanding, and established customers are ordering more product from us.”

FINANCIAL RESULTS

For the three months ended June 30, 2018, compared to the corresponding period of 2017, Semler Scientific reported:

•	Revenues of $5,484,000, an increase of $2,906,000, or 113%, compared to $2,578,000
•	Cost of revenues of $680,000, an increase of $88,000, or 15%, compared to $592,000. As a percentage of revenues, cost of revenues was 12% compared to 23%
•	Total operating expenses, which includes cost of revenues, of $3,949,000, an increase of $817,000, or 26%, compared to $3,132,000
•	Net income of $1,453,000, or $0.24 per basic share and $0.19 per diluted share, an increase of $2,303,000, compared to a net loss of $850,000, or $0.16 loss per share (basic and diluted). As a percentage of revenues, net income was 26%

For the six months ended June 30, 2018, compared to the corresponding period of 2017, Semler Scientific reported:

•	Revenues of $9,947,000, an increase of $5,314,000, or 115%, compared to $4,633,000
•	Cost of revenues of $1,384,000, an increase of $253,000, or 22%, compared to $1,131,000. As a percentage of revenues, cost of revenues was 14% compared to 24%
•	Total operating expenses, which includes cost of revenues, of $7,599,000, an increase of $1,662,000, or 28%, compared to $5,937,000
•	Net income of $2,159,000, or $0.36 per basic share and $0.29 per diluted share, an increase of $3,881,000, compared to a net loss of $1,722,000, or $0.33 loss per basic and diluted share. As a percentage of revenues, net income was 22%

For the three months ended June 30, 2018, compared to three months ended March 31, 2018, Semler Scientific reported:

•	Revenues of $5,484,000, an increase of $1,021,000, or 23%, compared to $4,463,000
•	Cost of revenues of $680,000, a decrease of $24,000, or 4%, compared to $704,000. As a percentage of revenues, cost of revenues was 12% compared to 16%
•	Total operating expenses, which includes cost of revenues, of $3,949,000, an increase of $299,000, or 8%, compared to $3,650,000. As a percentage of revenues, total operating expenses were 72% compared to 81%
•	Net income of $1,453,000, or $0.24 per basic share and $0.19 per diluted share, an increase of $747,000, or 106%, compared to a net income of $706,000, or $0.12 per basic share and $0.10 per diluted share. As a percentage of revenues, net income was 26% compared to 16%
•	Cash of $2,009,000, an increase of $1,590,000, compared to $419,000

During the first half of 2018, total liabilities were reduced by $1,725,000 as compared to the year ended December 31, 2017, as the company retired debts and reduced accounts payable, among other items.

SECOND QUARTER 2018 HIGHLIGHTS

Major accomplishments recognized in the second quarter and first half of 2018 were:

1.	Growth of revenues by 113% compared to the corresponding quarter of 2017.

2.	Reduction of total liabilities by $1,725,000 as compared to the year ended December 31, 2017.

3.	Increase in stockholders’ equity by $2,799,000 during the first six months of 2018 as compared to the year ended December 31, 2017.

4.	Sustained profitability.

For the remainder of 2018, Semler Scientific expects to see continued profitability and cash generated from operating activities. The company believes expenses will continue to increase as the business expands due to increased use of its products. It is the company’s intent to grow revenues at a faster rate than expenses and to remain profitable.

“We believe our products will help reduce avoidable healthcare costs and improve health outcomes of patients,” said Dr. Murphy-Chutorian. “The clinical strategy is to identify patients with peripheral artery disease who might benefit from early preventive care that is intended to reduce the risk of heart attack, stroke and amputation.”

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Notice of Conference Call

Semler Scientific will host a conference call at 11 a.m. ET, Tuesday, July 31, 2018. The call will address results of the second quarter and first half of 2018 and will provide a business update on the company’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing (877) 359-9508 for domestic callers and (224) 357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Scientific Second Quarter and First Half 2018 Financial Results Call, conference ID#: 5790429." The conference call will be archived on Semler's website at www.semlerscientific.com.

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Semler Scientific, Inc.

Condensed Statements of Operations

(In thousands of U.S. Dollars, except for share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	(Unaudited)		(Unaudited)
	2018	2017	2018	2017

Revenues	$5,484	$2,578	$9,947	$4,633

Operating expenses:
Cost of revenues	680	592	1,384	1,131
Engineering and product development	489	474	856	913
Sales and marketing	1,779	1,164	3,484	2,153
General and administrative	1,001	902	1,875	1,740

Total operating expenses	3,949	3,132	7,599	5,937

Income (loss) from operations	1,535	(554)	2,348	(1,304)

Interest expense	(9)	(72)	(56)	(145)
Interest expense — related parties	(72)	(43)	(131)	(86)
Loss on extinguishment of loans	-	(179)	-	(179)
Other expense	(1)	(2)	(2)	(8)

Other expense	(82)	(296)	(189)	(418)

Net income (loss)	$1,453	$(850)	$2,159	$(1,722)

Net income (loss) per share:
Basic	$0.24	$(0.16)	$0.36	$(0.33)
Diluted	$0.19	$(0.16)	$0.29	$(0.33)

Weighted average number of shares used in computing earnings (loss) per share:
Basic	5,982,711	5,340,234	5,953,818	5,286,179
Diluted	7,534,846	5,340,234	7,403,498	5,286,179

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Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	At June 30,	At December 31,
	2018	2017
	(unaudited)
Cash	$2,009	$1,457
Other current assets	2,066	1,426
Noncurrent assets	1,237	1,355
Total assets	$5,312	$4,238

Current liabilities	5,078	5,140
Noncurrent liabilities	18	1,681
Stockholders’ equity (deficit)	216	(2,583)

Total liabilities and stockholders' equity (deficit)	$5,312	$4,238

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About Semler Scientific, Inc.:

Semler Scientific, Inc. is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers. Semler Scientific’s mission is to develop, manufacture and market innovative proprietary products and services that assist its customers in evaluating and treating chronic diseases. Semler Scientific’s first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015, Semler Scientific received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. Semler Scientific believes it is positioned to provide valuable information to its insurance company and physician customers, which in turn permit them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding continued revenue growth from our QuantaFlo™ business and the reasons therefor, continued profitability and cash generated from operations, as well as increased expenses, as well as the expected results of identifying patients at risk for heart attack, stroke and amputation, including avoiding healthcare costs and improving patient outcomes. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its cardiovascular testing products, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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